EXHIBIT 23.1

                           BRAVERMAN & COMPANY, P.C.
                              1255 McDonald Drive
                               Prescott, AZ 86303
                                  928-771-1122

U.S. Securities and Exchange Commission:

The firm of Braverman & Company, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated April 12, 2004 on the Financial Statements of Oxford Ventures, Inc. as of December 31, 2003 in the accompanying Form SB-2.

/s/ Braverman & Company, P.C.
Braverman & Company, P.C.
Prescott, AZ
August 5, 2004